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                                                                   EXHIBIT 10.1


     THIS AGREEMENT is made as of May 1, 2000, by and between Bluestone Software, Inc., a Delaware corporation (the "Sublandlord"), and Bluestone Consulting, Inc., a Delaware corporation ("Subtenant").

BACKGROUND

     The Sublandlord and the Subtenant are parties to that certain Sublease Agreement, dated as of April 30, 1997, by and between Sublandlord and Subtenant, as amended by virtue of an Amendment to Sublease Agreement dated February 1, 2000 (collectively, the "Sublease"). The parties hereto desire to amend the Sublease as provided herein. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Sublease.

     INTENDING TO BE LEGALLY BOUND, the parties hereto agree as follows:

     1. The Sublease is hereby amended to increase the square footage of: (a) "Subleased Premises" to contain approximately Sixteen Thousand Four Hundred Thirty Four (16,434) square feet and (b) "Demised Premises" to contain approximately Forty Thousand Nine Hundred Forty-six (40,946) square feet.

     2. Section 4(e) of the Sublease is hereby amended to increase "Subtenant's Proportionate Share" to Forty Percent (40%), which has been determined by dividing the Subleased Premises by the Demised Premises (16434 / 40,946 =.40) and multiplying such figure by 100%.

     3.   The Sublease is amended in accordance with Section 14 thereof.

     4. Except as specifically amended herein, the Sublease shall remain in full force and effect in accordance with its terms.

     5. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute on agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

     6. This Agreement shall be construed and governed by the laws of the State of New Jersey.

     7.   This Agreement shall have an effective date of May 1, 2000.

     8. Sublandlord and Subtenant hereby agree that the Subleased Premises and Subtenant's Proportionate Share shall be increased by approximately 24,512 square feet and 60%, respectively, when Sublandlord completely vacates the Demised Premises and in no event later than December 31, 2000. Thirty (30) days prior to the sublease of the entire Demised Premises to Subtenant in accordance with this Section 8, Subtenant and Sublandlord shall notify Liberty Property Limited Partnership ("Liberty") of the proposed sublease pursuant to Article 18 of the lease between Liberty and Sublandlord dated September 27, 1993, as amended from time to time ("Prime Lease") so that Liberty may elect to recapture the Demised Premises.

     9. The consent of Liberty to this Agreement and an Amendment to Sublease Agreement between Sublandlord and Subtenant dated February 1, 2000 is attached hereto and incorporated herein as Exhibit "A".


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                             BLUESTONE SOFTWARE, INC.

                    Dated: May 1, 2000       By: /s/ S. Craig Huke
                                                 -------------------------------
                                                 S. Craig Huke
                                                 Senior Vice President and
                                                 Chief Financial Officer

                                             BLUESTONE CONSULTING, INC.

                    Dated: May 1, 2000       By: /s/ Mel Baiada
                                                 -------------------------------
                                                 Mel Baiada
                                                 President



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